UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014 (January 22, 2014)

SHIRE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin 24, Republic of Ireland (Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 429 7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 11, 2013, Shire Pharmaceutical Holdings Ireland Limited (“SPHIL”), a company incorporated in Ireland and a wholly owned subsidiary of Shire plc, a company incorporated in Jersey, Channel Islands (“Shire”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SPHIL, Venus Newco, Inc., a Delaware corporation and a wholly owned subsidiary of SPHIL (“Purchaser”), ViroPharma Incorporated, a Delaware corporation (“ViroPharma”), and, solely for the purposes set forth in Section 10.16 of the Merger Agreement, Shire.  In accordance with the terms of the Merger Agreement, on November 25, 2013, Purchaser commenced a cash tender offer (the “Offer”) for all of the outstanding shares of ViroPharma’s common stock, par value $0.002 per share (the “Shares”), for $50.00 per share (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 25, 2013, as amended or supplemented from time to time, and in the related Letter of Transmittal.

At midnight, New York City time, on Thursday, January 23, 2014 (one minute after 11:59 p.m., New York City time, on January 23, 2014), the Offer expired as scheduled and was not extended.  As of midnight on January 23, 2014, approximately 53,745,956 Shares (excluding 3,597,087 Shares tendered by notice of guaranteed delivery) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 79.5% of the outstanding Shares.

The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares (excluding Shares tendered by notice of guarantee delivery) which, together with the Shares already owned by SPHIL and its subsidiaries, represent at least a majority of the total number of Shares outstanding as of the expiration of the Offer. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment, and has paid for or will promptly pay for, all Shares validly tendered into and not withdrawn from the Offer.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on January 24, 2014, SPHIL completed the acquisition of ViroPharma by consummating the merger (the “Merger”) of Purchaser with and into ViroPharma pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger, any Shares not purchased pursuant to the Offer (other than Shares owned by SPHIL or Purchaser, or ViroPharma or any of its subsidiaries, and Shares owned by stockholders who had properly exercised any available rights of appraisal under Section 262 of the DGCL) were automatically converted into the right to receive, in cash and without interest, an amount equal to the Offer Price.

The aggregate consideration required to acquire all outstanding Shares pursuant to the Offer and the Merger is approximately $4.23 billion. Shire provided the Purchaser with the necessary funds to fund the acquisition through (i) borrowings under the Facilities Agreement dated November 11, 2013 among Shire, Morgan Stanley Bank International Limited, as mandated lead arranger and bookrunner, a syndicate of lenders and the other parties thereto (the “2013 Facilities Agreement”), (ii) borrowings under the Multicurrency Revolving and Swingline Facilities Agreement dated November 23, 2010 among Shire and a number of financial institutions, for which Abbey National Treasury Services Plc (trading as Santander Global Banking and Markets), Bank of America Securities Limited, Barclays Capital, Citigroup Global Markets Limited, Lloyds TSB Bank plc and The Royal Bank of Scotland plc acted as mandated lead arrangers and bookrunners (the “2010 Facilities Agreement”) and (iii) cash on hand, in each case, on the terms and conditions previously disclosed in the Tender Offer Statement on Schedule TO filed by SPHIL and Purchaser on November 25, 2013.

The foregoing is a general description of the Offer, the Merger and the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Shire on November 12, 2013, and which is incorporated herein by reference.

Items 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

 On November 11, 2013, Shire and Shire Global Finance entered into the 2013 Facilities Agreement to provide for, among other things, a portion of the funds to be used for payment of the Shares purchased in the Offer and the Merger.  On November 23, 2010, Shire and certain of its subsidiaries entered into the 2010 Facilities Agreement in order to finance the general corporate purposes of Shire and its subsidiaries. In connection with the consummation of the Offer and the Merger, on January 22, 2014, Shire delivered a utilisation request providing for the draw down on January 24, 2014 of an amount equal to $1.2 billion under the 2013 Facilities Agreement and another utilisation request providing for the draw down on January 24, 2014 of  an amount equal to $700 million under the 2010 Facilities Agreement. Further information regarding the 2013 Facilities Agreement is set forth in Shire’s Current Report on Form 8-K filed on November 12, 2013 and further information regarding the 2010 Facilities Agreement is set forth in Shire’s Current Report on Form 8-K filed on November 26, 2010, each of which are incorporated herein by reference.

Item 8.01. Other Events.

On January 24, 2014, Shire issued a press release announcing the expiration and results of the Offer and the expected consummation of the Merger. The full text of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K.  The financial statements will be filed by an amendment to this report within the time period specified in the instructions to Item 9.01 of Form 8-K.
(b)        Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K.  The pro forma financial information will be filed by an amendment to this report within the time period specified in the instruction to Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of November 11, 2013 among Shire Pharmaceutical Holdings Ireland Limited, Venus Newco, Inc., ViroPharma Incorporated and Shire plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Shire plc on November 12, 2013).*

99.1	Press Release issued by Shire plc dated January 24, 2014 announcing the expiration and results of the tender offer and the expected consummation of the merger.

* The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Shire will furnish copies of such schedules to the SEC upon its request; provided, however, that Shire may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc

By:	/s/ Graham Hetherington
	Name:	Graham Hetherington
	Title:	Chief Financial Officer

Date: January 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of November 11, 2013 among Shire Pharmaceutical Holdings Ireland Limited, Venus Newco, Inc., ViroPharma Incorporated and Shire plc (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Shire plc on November 12, 2013).*

99.1	Press Release issued by Shire plc dated January 24, 2014 announcing the expiration and results of the tender offer and the expected consummation of the merger.

* The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Shire will furnish copies of such schedules to the SEC upon its request; provided, however, that Shire may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.